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                                                                     Exhibit 5.1

                  LETTERHEAD OF CLIFFORD CHANCE ROGERS & WELLS


                                                  July 17, 2001
Lennar Corporation
700 Northwest 107th Avenue
Miami, Florida  33172

Dear Sirs:

         We have acted as counsel to Lennar Corporation ("Lennar") in connection with a registration statement under the Securities Act of 1933, as amended (the "Registration Statement") relating to possible offerings from time to time by Lennar in connection with transactions of the type described in the Registration Statement of (i) its common stock, par value $.10 per share ("Common Stock"),
(ii) its preferred stock, par value $10 per share ("Preferred Stock"), (iii) its participating preferred stock, par value $.10 per share ("Participating Preferred Stock"), (iv) its depositary shares representing shares of Preferred Stock ("Depositary Shares"), (v) its debt securities (which may be issued in one or more series) to be issued under an Indenture (the "Indenture") dated as of December 31, 1997 between the Company and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) and supplemental indentures executed as contemplated by the Indenture ("Debt Securities") and
(vi) warrants entitling the holders to purchase Common Stock, Preferred Stock, Participating Preferred Stock, Depositary Shares or Debt Securities ("Warrants") (collectively, the Common Stock, Preferred Stock, Participating Preferred Stock, Depositary Shares, Debt Securities and Warrants are the "Securities") at initial offering prices which will not exceed in total $400,000,000.

         Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that:

         1. When the Board of Directors of Lennar authorizes the issuance of Common Stock or Participating Preferred Stock and in accordance with that authorization that Common Stock or Participating Preferred Stock (i) is issued for consideration with a value at least equal to its par value in connection with transactions of the type described in the Registration Statement, or (ii) is issued on exercise of a right to convert Debt Securities or Preferred Stock, or on exercise of Warrants, which are issued in connection with transactions of the type described in the Registration Statement for consideration with a value which, together with any amount paid at the time of the conversion or exchange, is at least equal to the par value of the Common Stock or Participating Preferred Stock, the Common Stock or Participating Preferred Stock will be legally issued, fully paid and non-assessable.

         2. When the Board of Directors of Lennar authorizes the creation and issuance of one or more series of Preferred Stock in accordance with the provisions of Lennar's Certificate of Incorporation relating to the issuance of Preferred Stock and in accordance with that authorization that Preferred Stock is (i) issued for consideration at least equal to its par value in connection with transactions of the type described in the Registration Statement or (ii) issued on conversion of Debt Securities or other series of Preferred Stock, or on exercise of Warrants, which are issued in connection with transactions of the type described in the Registration Statement for consideration which, together with any amounts paid on conversion or exercise, is at least equal to the par value of the Preferred Stock, that Preferred Stock will be legally issued, fully paid and non-assessable.
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         3.       When the Board of Directors of Lennar authorizes the creation and sale of Depositary Shares representing interests in shares of particular series of Preferred Stock and in accordance with that authorization those Depositary Shares are (i) issued for consideration at least equal to its par value in connection with transactions of the type described in the Registration Statement or (ii) issued on conversion of Debt Securities or other series of Preferred Stock, or exercise of Warrants, which are issued in connection with transactions of the type described in the Registration Statement for consideration with a value which, together with any amounts paid on conversion or exercise, is at least equal to the par value of the Preferred Stock, those Depositary Shares will be legally issued, fully paid and non-assessable.

         4. When the Board of Directors of Lennar authorizes the creation of one or more series of Debt Securities and in accordance with that authorization and with the Indenture, those Debt Securities are (i) issued in connection with transactions of the type described in the Registration Statement or (ii) issued upon exercise of Warrants which are issued in connection with transactions of the type described in the Registration Statement, if the interest on those Debt Securities is not at a rate which violates applicable law, those Debt Securities will constitute valid and legally binding obligations of Lennar.

         5. When the Board of Directors of Lennar authorizes the issuance of Warrants in connection with transactions of the type described in the Registration Statement which provide for the issuance of Securities and, if the Securities are Common Stock, Preferred Stock or Participating Preferred Stock, upon payment of consideration which, together with the value of any consideration given for the issuance of the Warrants, is at least equal to the par value of the Securities being issued, and which do not contain provisions which violate applicable law, and in accordance with that authorization those Warrants are issued as contemplated in the Registration Statement, those Warrants will constitute valid and legally binding obligations of Lennar.

6. If the Boards of Directors of guarantors described in the Registration Statement authorize those guarantors to guaranty Debt Securities which are (i) issued in connection with transactions of the type described in the Registration Statement or (ii) issued upon exercise of Warrants which are issued in connection with transactions of the type described in the Registration Statement, if the Debt Securities constitute valid and legally binding obligations of Lennar, the guarantees will constitute valid and legally binding obligations of the guarantors.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.


                                           Very truly yours,





                                           Clifford Chance Rogers & Wells LLP